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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders
The Bon-Ton Stores, Inc.:

We consent to the use of our report dated March 5, 2003, with respect to the consolidated balance sheet of The Bon-Ton Stores, Inc. and subsidiaries as of February 1, 2003, and the related consolidated statements of income, shareholders' equity and cash flows for the year then ended, and the related financial statement schedule, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to our audit of the disclosures added to revise the fiscal 2001 and 2000 consolidated financial statements, as more fully described in Note 2 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the fiscal 2001 and 2000 consolidated financial statements other than with respect to such disclosures.

KPMG LLP

Philadelphia, Pennsylvania
January 28, 2004